Exhibit 99.1

NEWS RELEASE	Contact:
Tim T. Esaki
(808) 665-5480
tesaki@kapalua.com

MAUI LAND & PINEAPPLE REPORTS 3rd QUARTER 2013 RESULTS

KAPALUA RESORT, Hawaii, November 6, 2013 (BUSINESS WIRE) —

Maui Land & Pineapple Company, Inc. (NYSE: MLP) reported a net loss of $1.6 million, or $(0.08) per share, for the third quarter of 2013, compared to a net loss of $1.6 million, or $(0.09) per share for the third quarter of 2012.  The Company reported revenues of $2.8 million and $3.6 million during the third quarters of 2013 and 2012, respectively.

For the nine months ended September 30, 2013, the Company reported a net loss of $2.5 million, or $(0.14) per share, compared to a net loss of $2.9 million, or $(0.16) per share, for the nine months ended September 30, 2012.  The Company reported revenues of $9.3 million and $12.4 million during the nine months ended September 30, 2013 and 2012, respectively.

In June 2013, the Company sold a 7-acre parcel that was the last of its former agricultural processing facilities in central Maui for $4.0 million.  The sale resulted in a gain of $1.9 million.  In January 2012, the Company sold an 89-acre former agricultural parcel in Upcountry Maui for $1.5 million.  The sale resulted in a gain of approximately $1.4 million.

Additional Information

Additional information with respect to Maui Land & Pineapple Company, Inc. and our 3rd quarter 2013 operating results will be available on our Form 10-Q filed with the Securities and Exchange Commission and our website www.mauiland.com.

About Maui Land & Pineapple Company, Inc.

Maui Land & Pineapple Company, Inc. develops, sells, and manages residential, resort, commercial, and industrial real estate.  The Company owns approximately 23,000 acres of land on Maui and manages properties, utilities, and a nature preserve at the Kapalua Resort.

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MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	Three Months Ended September 30,
	2013	2012
	(in thousands except
	share amounts)
OPERATING REVENUES
Real estate
Commissions	$206	$90
Leasing	1,315	1,413
Utilities	1,010	1,085
Resort amenities and other	303	1,034
Total Operating Revenues	2,834	3,622

OPERATING COSTS AND EXPENSES
Real estate
Other	613	396
Leasing	726	707
Utilities	588	791
Resort amenities and other	266	996
General and administrative	685	667
Loss on asset dispositions	61	5
Depreciation	583	719
Pension and other postretirement expense	222	266
Total Operating Costs and Expenses	3,744	4,547

Operating Loss	(910)	(925)
Interest expense, net	(641)	(759)
Loss from Continuing Operations, net of income taxes of $0	(1,551)	(1,684)
Income (Loss) from Discontinued Operations, net of income taxes of $0	(13)	68
NET LOSS	(1,564)	(1,616)
Pension, net of income taxes of $0	228	185
COMPREHENSIVE LOSS	$(1,336)	$(1,431)

NET LOSS PER COMMON SHARE
—BASIC AND DILUTED
Continuing Operations	$(0.08)	$(0.09)
Discontinued Operations	—	—
Net Loss	$(0.08)	$(0.09)

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(UNAUDITED)

	Nine Months Ended September 30,
	2013	2012
	(in thousands except
	share amounts)
OPERATING REVENUES
Real estate
Sales	$—	$1,500
Commissions	397	653
Leasing	3,838	4,394
Utilities	2,793	2,628
Resort amenities and other	2,266	3,209
Total Operating Revenues	9,294	12,384

OPERATING COSTS AND EXPENSES
Real estate
Cost of sales	—	149
Other	1,452	1,270
Leasing	2,115	2,022
Utilities	1,682	1,673
Resort amenities and other	2,180	3,093
General and administrative	2,156	2,525
Loss (Gain) on asset dispositions	61	(229)
Depreciation	1,958	2,183
Pension and other postretirement expense	666	798
Total Operating Costs and Expenses	12,270	13,484

Operating Loss	(2,976)	(1,100)
Interest expense, net	(1,841)	(1,859)
Loss from Continuing Operations, net of income taxes of $0	(4,817)	(2,959)
Income from Discontinued Operations, net of income taxes of $116 and $0	2,269	65
NET LOSS	(2,548)	(2,894)
Pension, net of income taxes of $0	618	555
COMPREHENSIVE LOSS	$(1,930)	$(2,339)

NET LOSS PER COMMON SHARE
—BASIC AND DILUTED
Continuing Operations	$(0.26)	$(0.16)
Discontinued Operations	0.12	—
Net Loss	$(0.14)	$(0.16)